EXHIBIT 10.3.1

AMENDMENT NUMBER TWO TO THE

HAVERTY FURNITURE COMPANIES, INC.

THRIFT PLAN

(As Amended and Restated Effective January 1, 2005)

THIS AMENDMENT of the Haverty Furniture Companies, Inc. Thrift Plan (the “Plan”) is adopted by Haverty Furniture Companies, Inc. (the “Employer”) effective as set forth below.

1.             The word “current” shall be corrected to read “prior” in the first sentence of Sections 4.5(f) and 4.7(g). The word “prior” shall be treated for all purposes as having been a part of the original amendment and restatement of the Plan, effective January 1, 2005.

2.            Except as corrected by this Amendment, the provisions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Employer has caused this Amendment Number Two to be signed on its behalf by its duly authorized officer this 31st day of December, 2006.

“Employer” Haverty Furniture Companies, Inc.
Attest:	/s/ Belinda J. Clements	By:	/s/ Clarence H. Smith
Title:	Assistant Corporate Secretary	Title:	President and CEO

AMENDMENT NUMBER THREE TO THE

HAVERTY FURNITURE COMPANIES, INC.

THRIFT PLAN

(As Amended and Restated Effective January 1, 2005)

THIS AMENDMENT of the Haverty Furniture Companies, Inc. Thrift Plan (the “Plan”) is adopted by Haverty Furniture Companies, Inc. (the “Employer”) effective as set forth below.

1.

Effective Date of Participation

Effective January 1, 2005, the first paragraph of Section 3.2 of the Plan is amended to read as follows:

“An Eligible Employee shall become a Participant effective as of the first day of the month coinciding with or next following the date on which such Employee met the eligibility requirements of Section 3.1, provided said Employee is still employed as of such date (or if not employed on such date, as of the date of rehire or, if later, the date that the Employee would otherwise enter the Plan had the Employee not terminated employment), and provided further that the above reference to the first day of the month or date of rehire shall actually refer to the pay period that includes such effective date.”

2.

Increase in Matching Contribution

Effective January 1, 2007, Section 4.1(b) of the Plan is amended to read as follows:

“(b)         On behalf of each Participant who is eligible to share in matching contributions for the Plan Year, a matching contribution equal to 100% of a Participant’s Deferred Compensation up to and including 1% of such Participant’s Compensation, plus 50% of a Participant’s Deferred Compensation between more than 1% and 6% of such Participant’s Compensation. In addition, the Employer may in its sole discretion make a discretionary matching contribution equal to a uniform percentage of each Participant’s Deferred Compensation, the exact percentage, if any, to be determined each year by the Employer.”

3.

Rule of 65 Contribution

(a)           Effective January 1, 2007, Section 4.1 of the Plan is amended by inserting a new Section 4.1(f). The new Section 4.1(f) shall read as follows:

“(f)          On behalf of each Participant who has been continuously employed by the Employer since December 31, 2006, and, as of December 31, 2006, who has accrued at least ten (10) Years of Service for vesting purposes under the Plan and whose age plus Years of Service equals at least ‘65,’ the Employer will make a contribution equal to 2% of such Participant’s Compensation (“Rule of 65 Contribution”). The Rule of 65 Contribution shall be deemed an Employer Non-Elective Contribution.”

(b)	Effective January 1, 2007, paragraph 4.4(a)(2) is amended to read as follows:

“(2) With respect to the Employer fixed matching contributions made pursuant to Section 4.1(b), and the Employer Non-Elective Contributions made pursuant to Sections 4.1(b) and 4.1(f), to the Account of each Participant listed below, in accordance with such Section.

Any Participant actively employed during the Plan Year shall be eligible to share in the Employer fixed matching contributions for the Plan Year.

Any Participant actively employed on the last day of the Plan Year shall be eligible to share in the Employer discretionary matching contribution (Employer Non-Elective Contribution) and the Rule of 65 Contribution, if any, for the Plan Year.”

4.

Maximum Salary Reduction Elections

Effective January 1, 2007, the first paragraph of Section 4.2(a) of the Plan is amended to read as follows:

“(a)         Effective January 1, 2007, each Participant may elect to defer a portion of Compensation which would have been received in the Plan Year (except for the deferral election) up to 80% of the Participant’s Compensation, subject to dollar limitations set by Federal law; however, such election must not cause the Plan to violate the provisions of Sections 4.5(a) and 4.9. A deferral election (or modification of an earlier election) may not be made with respect to Compensation which is currently available on or before the date the Participant executed such election. For purposes of this Section, Compensation shall be determined prior to any reductions made pursuant to Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.”

5.

Employer Stock Fund

Effective January 1, 2007, a new paragraph (g) is added to Section 4.12 to read as follows:

“(g)         The Employer, under its Participant Direction Procedures, may limit the ability of insiders to invest in Employer securities held in the Trust Fund and include such other provisions regarding Employer securities as it determines necessary to comply with securities laws and other applicable laws.”

6.

Miscellaneous

(a)           Effective January 1, 2005, paragraph 6.2(e)(2) is amended to replace the typographical error “i er stiri es” with “per stirpes”.

(b)           Effective January 1, 2007, the third paragraph of Section 6.4 is amended to add the following sentences to the end thereof:

“Such distribution shall be made as soon as practicable and shall not require the written consent described in Section 6.5. Furthermore, notwithstanding any provision of the Plan to the contrary, if the distribution is reasonably expected to total less than $200 during the year, no Participant election or consent shall be required prior to making the distribution.”

(c)           Effective January 1, 2005, Section 6.5(a) is amended to change the reference to “in cash” to “in cash (or in the case of qualifying Employer securities, in property allocated to the Participant’s account).”

Except as changed by this Amendment, the provisions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Employer has caused this Amendment Number Three to be signed on its behalf by its duly authorized officer this 31st day of December, 2006, effective as indicated herein.

“Employer” Haverty Furniture Companies, Inc.
Attest:	/s/ Belinda J. Clements	By:	/s/ Clarence H. Smith
Title:	Assistant Corporate Secretary	Title:	President and CEO

2